Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OmniComm Systems, Inc. Reports Record Financial Results

for the Quarter Ended September 30, 2016

Record Revenue, Gross Margin and Operating Income for the Quarter and Year-to-Date

Fort Lauderdale, FL, November 14, 2016 - OmniComm Systems, Inc. (“OmniComm”) (OTCQX: OMCM), a global leading provider of clinical data management technology, today announced record financial results for the year-to-date period and quarter ended September 30, 2016.

“Our latest record-breaking financial results are the culmination of years of effort to develop and deliver the most innovative products and services to our clients and the marketplace as a whole,” said Stephen Johnson, OmniComm’s Chief Operating Officer and President. “These results demonstrate the recognition from the industry that OmniComm’s solutions enable clinical trial sponsors to more effectively and efficiently manage clinical trials.”

Quarter Ended September 30, 2016 Financial Highlights

Total revenues for the first nine months of 2016 represent best-ever results of $17.3 million, up from total revenues of $15.3 million for the same time period in 2015, a gain that translates into a 13% year-over-year increase of $2.0 million. Third-quarter 2016 revenues of $6.8 million broke the previous quarterly revenues record of $5.6 million, reported in the third quarter of 2015. Contracts from both new clients and existing customers drove the record revenues.

Year-to-date gross margins improved by $1.7 million or 14% to a record of $13.5 million, relative to $11.8 million for the same period ended September 30, 2015. Operating expenses grew year-to-date by a modest 2% or $240,000, compared to the same period in 2015.

For the nine months ended September 30, 2016, operating income was best-ever $1.8 million, a 338% year-over-year improvement, compared to operating income of $419,000 for the first nine months of 2015.

“Focus, discipline and execution are the three words that describe our financial performance for both the quarter and the year-to-date period,” said Tom Vickers, OmniComm’s CFO. “This success is a confirmation of our business model. Our ability to grow revenue, while maintaining control over our costs is clearly evident in these record-breaking results.”

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

This selected financial information should be read in conjunction with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as well as the consolidated financial statements and notes thereto included in OmniComm’s Annual Report on Form 10-K for the year ended December 31, 2015 that have been filed with the Securities and Exchange Commission (“SEC”). This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the OmniComm's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section in OmniComm’s public reports filed with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2015. OmniComm's future results may also be impacted by other risk factors listed from time to time in its SEC public report filings, including, but not limited to, OmniComm's Quarterly Report on Form 10-Q and its Annual Report on Form 10-K.

About OmniComm Systems, Inc.
OmniComm Systems, Inc. is a leading strategic software solutions provider to the life sciences industry. OmniComm is dedicated to helping the world’s pharmaceutical, biotechnology, contract research organizations, diagnostic and device firms, and academic medical centers maximize the value of their clinical research investments. Through the use of innovative and progressive technologies these organizations drive efficiency in clinical development, better manage their risks, ensure regulatory compliance and manage their clinical operations performance. OmniComm provides comprehensive solutions for clinical research with an extensive global experience from over 4,800 clinical trials. For more information, visit www.omnicomm.com.

Trademarks
OmniComm, TrialMaster, TrialOne, and Promasys are registered trademarks of OmniComm Systems, Inc. Other names may be trademarks of their respective owners.

Contact Info

Dennis Constantinou
OmniComm Systems, Inc.
+1.954.473.1254
dconstantinou@omnicomm.com